STOCK PURCHASE AGREEMENT                   Exhibit 1



          STOCK PURCHASE AGREEMENT (this "Agreement") dated as of June 10, 1999 by and among SOUNDSHORE HOLDINGS LTD., a limited liability company organized and existing under the laws of Bermuda ("Seller I"), SOUNDSHORE OPPORTUNITY HOLDING FUND LTD., a limited liability company organized and existing under the laws of Bermuda ("Seller II," and, together with Seller I, the "Sellers") and GETRONICS ACQUISITION, INC., a corporation organized and existing under the laws of the State of Delaware (the "Purchaser").

                              W I T N E S S E T H :


          WHEREAS, Seller I owns 231,800 Depositary Shares (the "Seller I Depositary Shares"), each representing 1/20TH of a share of 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share , of Wang Laboratories, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company");

          WHEREAS, Seller II owns 30,300 Depositary Shares (the "Seller II Depositary Shares," and, together with the Seller I Depositary Shares, the "Depositary Shares"), each representing 1/20TH of a share of 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company; and

          WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, the Depositary Shares;

          NOW, THEREFORE, IT IS AGREED:

          1. Purchase of Depositary Shares. Each of the Sellers hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Sellers, effective June 15, 1999 (the "Closing Date"), all of the Sellers' right, title and interest in and to the Depositary Shares. The purchase price for the Seller I Depositary Shares shall be $12,760,590 (the "Seller I Purchase Price"), which shall be payable as set forth in Section 2. The purchase price for the Seller II Depositary Shares shall be $1,668,015 (the "Seller II Purchase Price"), which shall be payable as set forth in Section 2.

          2. Purchase Price. In consideration for the sale to the Purchaser by Seller I of the Seller I Depositary Shares, the Purchaser shall deliver the Seller I Purchase Price on the Closing Date by wire transfer in immediately available funds to the account set forth on: (x) Exhibit 1 attached hereto, $6,396,810.00 and (y) Exhibit 2 attached hereto, $6,363,780.00. The Seller I Depositary Shares to be purchased by the Purchaser hereunder shall be transferred by or on behalf of Seller I to the Purchaser. In consideration for the sale to the Purchaser by Seller II of the Seller II Depositary Shares, the Purchaser shall deliver the Seller II Purchase Price on the Closing Date by wire transfer in immediately available funds to the account set forth on Exhibit 3 attached hereto. The Seller II Depositary Shares to be purchased by the Purchaser hereunder shall be transferred by or on behalf of Seller I to the Purchaser.

          3. Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Purchaser that: (i) the Sellers own the Depositary Shares free and clear of all liens and encumbrances and, upon delivery of the Depositary Shares in accordance with the terms of this Agreement, the Purchaser will receive valid title thereto free and clear of all liens and encumbrances, other than those liens and encumbrances created by or on behalf of the Purchaser; (ii) Seller I is a limited liability company duly organized under the laws of Bermuda and Seller II is a limited liability company duly organized under the laws of Bermuda; (iii) the Sellers have the requisite power and authority to enter into this Agreement and to perform their respective obligations hereunder; (iv) this Agreement constitutes a valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and general principles of equity; and (v) neither the execution, delivery and performance of this Agreement by each of the Sellers nor the sale of the Depositary Shares by the Sellers (a) will violate either of the Sellers' respective organizational documents or, to the best of the Sellers' knowledge, any law, rule, regulation or order of any court or governmental authority with jurisdiction or oversight with respect to the Sellers or the Depositary Shares, (b) will result in any breach of any provision of, or default under, any agreement or instrument to which either of the Sellers is a party or (c) will require either of the Sellers to obtain any consent, authorization or approval from any person or authority. The Sellers make no other representations or warranties with respect to the transactions contemplated by this Agreement.

          4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to each of the Sellers that: (i) the Purchaser is a corporation duly organized and existing under the laws of the State of Delaware,
(ii) the Purchaser has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder; (iii) this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and general principles of equity; and (iv) neither the execution, delivery and performance of this Agreement by the Purchaser nor the purchase of the Depositary Shares by the Purchaser (a) will violate the Purchaser's organizational documents or, to the best knowledge of the Purchaser, any law, rule, regulation or order of any court or governmental authority with jurisdiction or oversight with respect to the Purchaser, (b) will result in any breach of any provision of, or default under, any agreement or instrument to which the Purchaser is a party or (c) will require the Purchaser to obtain any consent, authorization or approval from any person or authority. The Purchaser makes no other representations and warranties with respect to the transactions contemplated by this Agreement.

          5. Expenses. Each party shall be responsible for its own fees, disbursements, costs and expenses incident to the performance of its obligations hereunder. Notwithstanding the foregoing, the Purchaser shall bear the costs of transfer, stamp or similar taxes or duties incident to the sale and delivery of the Depositary Shares to the Purchaser contemplated hereby. The provisions of this Section 5 shall survive the completion of the sale of the Depositary Shares to the Purchaser contemplated hereby.

          6. Binding Nature. This Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall be binding on the parties hereto and their respective successors and permitted assigns.

          7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement binding upon all of the parties hereto.

          8. Amendments and Waivers. No amendment of any provision of this Agreement shall be effective unless it is in writing and is signed by each of the Sellers and the Purchaser. No waiver of any provision of this Agreement shall be effective unless it is in writing and is signed by the party against which enforcement is sought, and any such waiver shall be effective only for the specific instance and specific purpose it is given and shall not constitute a commitment to grant any other, further or continuing waiver.

          9. Cumulative Remedies. The rights and remedies of the parties hereto are deemed to be cumulative, and not exclusive, and may be exercised singly, severally or jointly. No delay in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy.

          10. Severability. If any one or more of the provisions contained in this Agreement shall be deemed by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be impaired.

          11. Survival. All of the agreements, representations and warranties of the parties hereto shall survive the execution and delivery of this Agreement.

          12. Notices. All notices, demands or other communications to be given or delivered under or pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) upon receipt, when delivered personally to the recipient, (b) one day after being sent to the recipient by a reputable overnight courier service (charges prepaid), when delivered by a reputable overnight courier service or (c) when delivered by mail, five days after being sent postage prepaid. Such notices, demands and other communication shall be sent to each party hereto at the respective addresses indicated below such party's signature or to such other address as the party has specified by prior written notice to the other parties hereto.

          13. Entire Agreement. This Agreement embodies the final, entire agreement among each of the Sellers and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings, whether written or oral, relating to this Agreement, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions.

          14. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

          15. Descriptive Headings. The headings and captions used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          16. Governing Law. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York applicable to agreements executed and to be performed solely within such State.


          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed by their respective duly authorized officers, in any event as of the date first above written.


                                     SOUNDSHORE HOLDINGS LTD.


                                     By:/s/ Anthony Giordano
                                        --------------------------------------
                                        Name:     Anthony Giordano
                                        Title:    Chief Operating Officer
                                        Address:  1281 East Main St.
                                                  Stamford, CT


                                     SOUNDSHORE OPPORTUNITY HOLDING FUND LTD.


                                     By: /s/ Anthony Giordano
                                        --------------------------------------
                                        Name:     Anthony Giordano
                                        Title:    Chief Operating Officer
                                        Address:  1281 East Main St.
                                                  Stamford, CT


                                     GETRONICS ACQUISITION, INC.


                                     By: /s/ C.G. van Luijk
                                        --------------------------------------
                                        Name:  C.G. van Luijk
                                        Title: President
                                        1013 Centre Road
                                        Wilmington, Delaware  19805

                                                                      EXHIBIT 1
$6,396,810.00 should be wired to the following account:

Bank:  Citibank
ABA#:  021-000-089
A/C Name:  Bear Sterns Security Corp.
A/C#:  0925-3186
F/F/C: SoundShore Holdings LTD
A/C#:  102-08005-28

                                                                      EXHIBIT 2
$6,363,780.00 should be wired to the following account:

Bank:  Chase Manhattan Bank NY
ABA#:  021 000 021
A/C:   Goldman Sachs and Co. NY
A/C#:  930 10 11 483
For Further Credit to:  Soundshore Holdings Ltd.  002 25607 1

                                                                      EXHIBIT 3
$1,668,015 should be wired to the following account:

Bank:  Citibank
ABA#:  021-000-089
A/C Name:  Bear Sterns Security Corp.
A/C#:  0925-3186
F/F/C: SoundShore Opportunity Holdings LTD
A/C#:  102-07960-28